Exhibit 10.2

FORM OF SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT is entered into as of August 16, 2021 (this “Subscription Agreement”), by and between M3-Brigade Acquisition II Corp., a Delaware corporation (the “Company”), and the undersigned (“Subscriber”).

WHEREAS, the Company concurrently herewith is entering into that certain Agreement and Plan of Merger, dated as of the date hereof, substantially in the form made available to Subscriber (the “Merger Agreement”), pursuant to which the Company will acquire Syniverse Corporation, a Delaware corporation (the “Target”), on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company that number of (a) shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), set forth on the signature page hereto (the “Acquired Common Shares”), for a purchase price of $10.00 per share (the “Common Per Share Price”), and the aggregate purchase price set forth on the signature page hereto (the “Common Purchase Price”), and (b) shares of the Company’s Series A convertible preferred stock, par value $0.0001 per share (the “Preferred Stock”), set forth on the signature page hereto (the “Acquired Preferred Shares” and together with the Acquired Common Shares, the “Acquired Shares”), with the terms set forth in the certificate of designations attached hereto as Exhibit A (the “Certificate of Designations”), for a purchase price equal to $970.00 per share (the “Preferred Per Share Price”), and the aggregate purchase price for the Preferred Stock set forth on the signature page hereto (the “Preferred Purchase Price” and together with the Common Purchase Price, the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Acquired Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company on or prior to the closing of the Subscription (as defined below) contemplated hereby (the “Closing”);

WHEREAS, on the date of this Subscription Agreement and in connection with the Transaction, [•], [•] (the “Other Subscriber”), is entering into a subscription agreement with the Company (the “Other Subscription Agreement”), pursuant to which the Other Subscriber has agreed to subscribe for and purchase, and the Company has agreed to issue and sell to the Other Subscriber, on the Closing Date, an aggregate amount of (a) [•] shares of Class A Common Stock at the Common Per Share Price, with an aggregate purchase price of $[•], and (b) [•] shares of Preferred Stock at the Preferred Per Share Price, with an aggregate purchase price of $[•];

WHEREAS, on the date of this Subscription Agreement and in connection with the Transaction, M3-Brigade Sponsor II LP, a Delaware limited partnership (“Sponsor”), is entering into a subscription agreement with the Company (the “Sponsor Subscription Agreement”), pursuant to which Sponsor has agreed to subscribe for and purchase, and the Company has agreed to issue and sell to Sponsor, on the Closing Date, an aggregate amount of 1,500,000 shares of Class A Common Stock at the Common Per Share Price, with an aggregate purchase price of $15,000,000;

WHEREAS, on the date of this Subscription Agreement and in connection with the Transaction, Twilio Inc., a Delaware corporation (“Twilio”), is entering into a subscription agreement with the Company (the “Twilio Subscription Agreement”), pursuant to which Twilio has agreed to subscribe for and purchase, and the Company has agreed to issue and sell to Twilio, on the Closing Date, shares of Class A Common Stock and, if applicable, shares of the Company’s Class C common stock, par value $0.0001 per share, with an aggregate purchase price of not less than $500,000,000 and not more than $750,000,000, as more specifically set forth in the Twilio Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1. Subscription. Subject to the terms and conditions hereof, Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price by Subscriber, the Acquired Shares (such subscription and issuance, the “Subscription”).

2. Closing.

(a) At least seven (7) business days before the anticipated closing date of the Transaction (the “Closing Date”), the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. As soon as practicable upon receipt of the Closing Notice, Subscriber shall deliver to the Company such information as is reasonably requested by the Company in the Closing Notice in order for the Company to issue the Acquired Shares to Subscriber (including a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8). No later than 5:00 p.m. New York City time on the business day that is two (2) business days prior to the Closing Date, Subscriber shall deliver to the Company the Purchase Price for the Acquired Shares in cash by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in the Closing Notice, which funds will be held in escrow by the Company until the Closing. As soon as practicable after the Closing Date, the Company or its transfer agent (the “Transfer Agent”) shall deliver (1) evidence of the issuance to Subscriber of the Acquired Shares on and as of the Closing Date and (2) the Acquired Shares in book-entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement, the Stockholders Agreement (as defined below), the Registration Rights Agreement (as defined below) or applicable state or federal securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable. Each book entry for the Acquired Shares and the underlying shares of Class A Common Stock issuable upon conversion of the Acquired Preferred Shares (the “Underlying Common Shares”) shall contain a notation in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM.

In the event that the consummation of the Transaction does not occur within three (3) business days after the anticipated Closing Date specified in the Closing Notice, the Company shall promptly (but in no event later than two (2) business days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed to be cancelled. Notwithstanding such return or cancellation, (x) a failure to close on the anticipated Closing Date specified in the Closing Notice shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement has been terminated in accordance with its terms, Subscriber shall remain obligated (A) to redeliver the funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “business day” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

(b) The obligations of Subscriber and the Company to consummate the purchase and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the conditions that, on the Closing Date:

(i) there shall not be in force any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any governmental authority, enjoining or prohibiting the consummation of the transactions contemplated hereby or any law that makes the consummation of the transactions contemplated hereby illegal or otherwise prohibited; provided that the governmental authority issuing such prohibition or injunction has jurisdiction over the parties hereto with respect to the transactions contemplated hereby; and

(ii) all conditions precedent to the closing of the Transaction set forth in the Merger Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the closing of the Transaction, but subject to the satisfaction or waiver thereof) and the closing of the Transaction shall be scheduled to occur on the Closing Date concurrently with or immediately following the Closing.

(c) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of the Company to consummate the issuance and sale of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i) all representations and warranties of Subscriber contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations and warranties of Subscriber contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction; and

(ii) Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing.

(d) In addition to the conditions set forth in Section 2(a) and Section 2(b), the obligation of Subscriber to consummate the purchase of the Acquired Shares pursuant to this Subscription Agreement shall be subject to the following additional conditions:

(i) all representations and warranties of the Company contained in this Subscription Agreement are true and correct in all material respects (other than those representations and warranties that are qualified as to materiality or Material Adverse Effect, which representations and warranties shall be true in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case, as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations and warranties of the Company contained in this Subscription Agreement as of the Closing Date or as of such earlier date, as applicable, but in each case without giving effect to the consummation of the Transaction;

(ii) the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to have been performed, satisfied or complied with by it at or prior to Closing;

(iii) no amendment or modification of the Merger Agreement (as the same exists on the date hereof as provided to Subscriber) shall have occurred that would reasonably be expected to adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented in writing to such amendment or modification; and

(iv) other than (i) the Other Subscription Agreement, (ii) the Sponsor Subscription Agreement, (iii) the Twilio Subscription Agreement, (iv) the Merger Agreement (including any other agreement contemplated by the Merger Agreement), and (v) for the avoidance of doubt, the Certificate of Designations attached hereto as Exhibit A (the documents in (i) through (v), the “Subscription Documents”), the Company has not entered into any other subscription agreement or side letter relating to any subscription agreement or purchase of Class A Common Stock and Preferred Stock (including any amendment, supplement or other modification thereto) providing for (x) the issuance of Class A Common Stock and Preferred Stock or (y) terms and conditions that are economically or otherwise more favorable for the applicable other subscriber than the Subscriber hereunder, and the other Subscription Documents have not been amended or modified in any respect following the date of this Subscription Agreement that would reasonably be expected to adversely affect the economic benefits that Subscriber would reasonably expect to receive under this Subscription Agreement, unless Subscriber has previously consented in writing to such amendment or modification.

(e) At or prior to the Closing, upon reasonable prior written notice, the parties hereto shall execute and deliver such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the Subscription as contemplated by this Subscription Agreement.

3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its material assets, rights and properties and to carry on its businesses as presently conducted.

(b) The Acquired Shares, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement and registered with the Transfer Agent, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance). The Underlying Common Shares, when issued in accordance with the terms of the Certificate of Designations, will be duly authorized and validly issued, fully paid and non-assessable, free and clear of any liens (other than those arising under this Subscription Agreement or applicable state or federal securities laws), and issued in compliance with all applicable state and federal securities laws and not subject to, and not issued in violation of, any lien, purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable law or the Company’s organizational documents (as in effect at such time of issuance).

(c) The Company has all requisite corporate power and authority to execute and deliver this Subscription Agreement and to consummate the transactions contemplated hereby. The execution, performance and delivery of this Subscription Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate power action of the Company. This Subscription Agreement has been duly executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company (assuming that this Subscription Agreement has been duly and validly authorized, executed and delivered by the other party hereto), enforceable against the Company in accordance with its terms, except (i) to the extent that enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting the enforcement of creditors’ rights generally and (ii) that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding thereof may be brought.

(d) The issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed for trading on the New York Stock Exchange (“NYSE”) under the symbol “MBAC.” Except as disclosed in the SEC Reports (as defined herein), the Company is in compliance with the rules of the NYSE, and there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the U.S. Securities and Exchange Commission (the “SEC”) with respect to any intention to deregister the Class A Common Stock or terminate the listing of the Class A Common Stock on the NYSE. The Company has taken no action in an attempt to terminate the registration of the Class A Common Stock under the Exchange Act.

(e) The execution and delivery by the Company of this Subscription Agreement, including the issuance and sale of the Acquired Shares hereunder, and the performance of the Company’s obligations hereunder (including the consummation of the transactions contemplated hereunder) do not (i) conflict with or result in any breach of any provision of the Company’s organizational documents (subject to receipt of the approvals required to consummate the Transaction as provided under the Merger Agreement), (ii) violate any applicable law of any governmental authority having jurisdiction over the Company, (iii) require any consent of or other action by any person under, or result in a violation or breach of or loss of (or adverse impact on) any benefit or right, or constitute (with or without due notice or lapse of time or both) a default or give rise to any right of termination, amendment, alteration, cancellation or acceleration under, any of the terms, conditions or provisions of any contract to which the Company is a party or by which any of their respective properties or assets may be bound or affected or (iv) result in the creation or imposition of any lien on any assets of the Company, except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, liabilities, operations, financial condition, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”) or materially affect the validity of the Acquired Shares or the legal authority of the Company to comply in all material respects with the terms of this Subscription Agreement.

(f) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4, the accuracy of the Other Subscriber’s representations and warranties set forth in the Other Subscription Agreement, the accuracy of Sponsor’s representations and warranties set forth in the Sponsor Subscription Agreement and the accuracy of Twilio’s representations and warranties set forth in the Twilio Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by the Company of this Subscription Agreement (including, without limitation, the issuance of the Acquired Shares and any Underlying Common Shares), other than (i) the filing with the SEC of the Registration Statement (as defined below), (ii) the filings required by applicable state or federal securities laws, (iii) any filings or notices required by NYSE, (iv) those required to consummate the Transaction as provided under the Merger Agreement, and (v) any consent, waiver, authorization or order of, notice to, or filing or registration, the failure of which to obtain would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(g) As of the date hereof, the authorized share capital of the Company is 501,000,000 consisting of: (i) 450,000,000 shares of Class A Common Stock, of which 40,000,000 shares are issued and outstanding, (ii) 50,000,000 shares of Class B common stock, par value $0.0001, of which 10,000,000 shares are issued and outstanding, and (iii) 1,000,000 shares of blank check preferred stock, par value $0.0001, of which no shares are issued and outstanding (clauses (i), (ii) and (iii) collectively, the “Company Securities”). The foregoing represents all of the issued and outstanding Company Securities as of the date of this Subscription Agreement. All issued and outstanding Company Securities have been duly authorized and validly issued and are fully paid and non-assessable. As of the date hereof, 13,333,333 public warrants of the Company and 7,500,000 private placement warrants of the Company are issued and outstanding (collectively, the “Company Warrants”). All outstanding Company Warrants have been duly authorized and validly issued and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(h) Except for such matters as have not had or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority pending, or, to the knowledge of the Company, threatened against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority outstanding against the Company.

(i) As of the date hereof, the Company is in compliance with all applicable laws, except where such non-compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the Company’s incorporation, the Company has not received any written notice from a governmental authority that the Company is in violation of any applicable law, except where such violation would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. Neither the Company nor any of its officers, directors or employees, nor, to the knowledge of the Company, any agent or representative of the Company has, in connection with or acting on behalf of the Company: (i) received, made or offered any unlawful payment, or offered or promised to make or receive any unlawful payment, or provided or offered or promised to provide or receive anything of value (whether in the form of property or services or in any other form), to or from any foreign or domestic government official or employee, or to any finder, agent, or other party acting on behalf of or under the auspices of governmental authority, for the purpose of (A) influencing any act or decision of a government official in his or her official capacity, (B) inducing a government official to do or omit to do any act in violation of his or her lawful duties or (C) inducing a government official to influence or affect any act or decision of any governmental authority; (ii) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; or (iii) taken any other action or made any omission, in each case, in violation of any law applicable to the Company governing corrupt practices, money laundering, anti-bribery or anticorruption or that otherwise prohibits payments to any government or public officials, including, if applicable, the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd 1, et seq., the UK Bribery Act 2010 and any Law implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions (all such laws, “Anticorruption Laws”). As of the date hereof, (w) the Company has never received any written or, to the Company’s knowledge, oral notice or inquiry alleging any such material violation or conducted any internal investigation or audit with respect to any actual or alleged violation of any Anticorruption Laws; (x) the Company is in compliance with all applicable laws relating to economic or trade sanctions or embargoes, including all laws administered and enforced by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”, and all such laws, “Sanctions Laws”), Ex-ImLaws, and U.S. anti-boycott Laws (collectively, “Trade Control Laws”); (y) the Company is not party to any contract and has never engaged in any transaction or other business in breach of Trade Control Laws; and (z) the Company has never received from any governmental authority or any other person any written or, to the Company’s knowledge, oral notice or inquiry of any violation or alleged violation of any Trade Control Laws.

(j) As of their respective dates, all reports required to be filed by the Company with the SEC since February 16, 2021, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing including all exhibits thereto through the date hereof, the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and any rules and regulations promulgated thereunder applicable to the SEC Reports. As of their respective dates of filing (or if amended or superseded by a filing prior to the date of this Subscription Agreement or the Closing Date, then on the date of such filing), the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of the date hereof, there are no outstanding or unresolved comments in comment letters received by the Company from the SEC with respect to the SEC Reports. To the knowledge of the Company, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof. Notwithstanding anything in this Subscription Agreement to the contrary, no representation or warranty is made as or with respect to the accounting treatment of the Company’s issued and outstanding warrants, as to any deficiencies in disclosure (including with respect to internal control over financial reporting or disclosure controls and procedures) arising from the treatment of such warrants as equity rather than liabilities in the Company’s currently issued financial statements or as to any actions by the SEC in connection therewith. Furthermore, Subscriber acknowledges and agrees that (i) the Staff of the SEC issued the Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies on April 12, 2021 (the “Statement”), and (ii) any restatement, revision or other modification of the SEC Reports or any statements or information included therein in connection with such a review of the Statement or any subsequent related agreements or other guidance from the Staff of the SEC related thereto shall be deemed not to be material for purposes of this Subscription Agreement.

(k) Except as disclosed in the SEC Reports, the financial statements of the Company included in the SEC Reports (i) fairly present, in all material respects, the financial position and the results of operations and consolidated cash flows at and for the periods then ended, subject, in the case of interim financial statements, to normal recurring year-end audit adjustments (the effect of which will not, individually or in the aggregate, be material), (ii) have been prepared in accordance with U.S. generally accepted accounting principles on a consistent basis (except as may be disclosed in the notes thereto), and (iii) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of filing of such SEC Reports.

(l) Other than the other Subscription Documents, (x) the Company has not entered into any side letter or similar agreement with any other investor in connection with such other investor’s direct or indirect investment in the Company and (y) no other subscription agreement includes terms and conditions that are economically or otherwise more advantageous to any such other investor than Subscriber hereunder.

(m) The Company has not entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker’s or finder’s fee or any other commission in connection with the transactions contemplated by this Subscription Agreement for which Subscriber could become liable. Other than compensation paid to J.P. Morgan Securities LLC acting as placement agent (“J.P. Morgan”), the Company is not aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any shares of Class A Common Stock or Preferred Stock hereunder or pursuant to the Other Subscription Agreement or the Sponsor Subscription Agreement.

(n) The Company is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

(o) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 herein, those of the Other Subscriber set forth in the Other Subscription Agreement, those of Sponsor set forth in the Sponsor Subscription Agreement and those of Twilio set forth in the Twilio Subscription Agreement, in connection with the offer, sale and delivery of the Acquired Shares in the manner contemplated by this Subscription Agreement, (i) it is not necessary to register the Acquired Shares (including any Underlying Common Shares) under the Securities Act, (ii) the Acquired Shares were not offered by any form of general solicitation or general advertising and (iii) the Acquired Shares are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.

4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) Subscriber has been duly formed or incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation or formation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(b) This Subscription Agreement has been duly authorized, executed and delivered by Subscriber. This Subscription Agreement constitutes a legal, valid and binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(c) The execution, delivery and performance by Subscriber of this Subscription Agreement are within the powers of Subscriber, have been duly authorized and will not constitute or result in a breach or default under or conflict with (i) any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Subscriber is a party or by which Subscriber is bound, which would reasonably be expected to have a material adverse effect on the legal authority of Subscriber to comply in all material respects with the terms of this Subscription Agreement and (ii) will not violate any provisions of Subscriber’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, indenture of trust or partnership or operating agreement, as may be applicable.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Acquired Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Acquired Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information on Schedule A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Acquired Shares. Subscriber is an “institutional account” as defined in FINRA Rule 4512(c).

(e) Subscriber acknowledges and agrees that the Acquired Shares (including any Underlying Common Shares) are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Acquired Shares (and any Underlying Common Shares) have not been registered under the Securities Act. Subscriber acknowledges and agrees that the Acquired Shares (and any Underlying Common Shares) may not be resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) in an offshore transaction within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and that any certificates representing the Acquired Shares (and any Underlying Common Shares) shall contain a legend to such effect. Subscriber acknowledges and agrees that the Acquired Shares (and any Underlying Common Shares) will be subject to transfer restrictions and, as a result of these transfer restrictions, Subscriber may not be able to readily resell the Acquired Shares (and any Underlying Common Shares) and may be required to bear the financial risk of an investment in the Acquired Shares (and any Underlying Common Shares) for an indefinite period of time. Subscriber acknowledges that the Acquired Shares (and any Underlying Common Shares) will not be eligible for resale pursuant to Rule 144A promulgated under the Securities Act until at least one year from the filing of “Form 10 information” with the SEC after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Acquired Shares (and any Underlying Common Shares).

(f) Subscriber acknowledges and agrees that Subscriber is purchasing the Acquired Shares (including any Underlying Common Shares) directly from the Company. Subscriber further acknowledges that there have been no representations, warranties, covenants and agreements made to Subscriber by (i) J.P. Morgan or Moelis & Company LLC (“Moelis”), each acting as placement agent (together, the “Placement Agents” and each, a “Placement Agent”), or their affiliates or any of their respective control persons, officers, directors or employees or (ii) the Company, the Target or their affiliates or any of their respective officers, directors, partners, members, managers or employees, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company included in this Subscription Agreement. Subscriber understands (x) J.P. Morgan is also serving as a financial advisor to Company in connection with the Transaction and (y) Moelis is also serving as a financial advisor to Target in connection with the Transaction.

(g) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited Transactions provisions of ERISA or Section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “Transactions Parties”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Subscribed Shares will result in a non-exempt prohibited Transactions under ERISA or Section 4975 of the Code or any similar law or regulation.

(h) In making its decision to subscribe for and purchase the Acquired Shares, Subscriber has relied solely upon independent investigation made by Subscriber and has not relied on any statements or other information provided by the Placement Agents, the Company or the Target, any of their affiliates or any of their respective control persons, officers, directors, partners, members, managers or employees concerning the Company, the Target, their respective affiliates, the Transaction or the Acquired Shares. Subscriber acknowledges and agrees that Subscriber has had access to, and an adequate opportunity to review, such financial and other information as Subscriber deems necessary in order to make an investment decision with respect to the Acquired Shares, including with respect to the Company, the Target and the Transaction. Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Acquired Shares. Subscriber is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, the Placement Agents, the Company or the Target, except for the statements, representations and warranties of the Company contained in this Subscription Agreement. Subscriber further acknowledges and agrees that the information provided to Subscriber (other than, for the avoidance of doubt, the information expressly set forth in the representations and warranties made by the Company herein) is preliminary and subject to change, and that any changes to such information, including, without limitation, any changes based on updated information, shall in no way affect Subscriber’s obligations under this Subscription Agreement (including, without limitation, to purchase the Acquired Shares).

(i) Subscriber became aware of this offering of the Acquired Shares solely by means of direct contact from the Company or a Placement Agent, and the Acquired Shares were offered to Subscriber solely by direct contact between Subscriber and the Company or between Subscriber and a Placement Agent. Subscriber did not become aware of this offering of the Acquired Shares, nor were the Acquired Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Acquired Shares (including any Underlying Common Shares) (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Acquired Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Acquired Shares, and Subscriber has sought such accounting, legal and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber acknowledges that Subscriber shall be responsible for any of the Subscriber’s tax liabilities that may arise as a result of the transactions contemplated by this Subscription Agreement (except for any tax liabilities to Subscriber arising by virtue of a breach of this Subscription Agreement by the Company), and that the Company has not provided any tax advice or any other representation or guarantee regarding the tax consequences of the transactions contemplated by the Subscription Agreement.

(k) Alone, or together with any professional advisor(s), Subscriber has adequately analyzed and fully considered the risks of an investment in the Acquired Shares and determined that the Acquired Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists. Subscriber hereby acknowledges and agrees that (i) each Placement Agent is acting solely as the Company’s placement agent in connection with the Transaction and is not acting as an underwriter or in any other capacity and is not and shall not be construed as a fiduciary for Subscriber, the Company, the Target or any other person or entity in connection with the Transaction, (ii) neither Placement Agent has made or will make any representation or warranty, whether express or implied, of any kind or character or has provided any advice or recommendation in connection with the Transaction, (iii) neither Placement Agent will have any responsibility with respect to (x) any representations, warranties or agreements made by any person or entity under or in connection with the Transaction or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (y) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, the Target or the Transaction, and (iv) neither Placement Agent shall have any liability or obligation (including without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company, the Target or any other person or entity), whether in contract, tort or otherwise, to Subscriber, or to any person claiming through Subscriber, in respect of the Transaction.

(l) Subscriber acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Acquired Shares or made any findings or determination as to the fairness of this investment.

(m) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by OFAC or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) owned or controlled by, or acting on behalf of, a person, that is named on an OFAC List, (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that, to the extent required, it maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Acquired Shares were legally derived.

(n) Subscriber is not a “foreign person” (as defined in 31 C.F.R. Part 800.224).

(o) Subscriber is a “United States person” within the meaning of Section 7701(a)(30) of the Code and the rules and regulations promulgated thereunder.

(p) Subscriber has, and at the time of payment of the Purchase Price in accordance with Section 2 will have, sufficient funds to pay the Purchase Price pursuant to Section 2(a).

5. Additional Subscriber Agreement. Subscriber hereby agrees that, from the date of this Subscription Agreement until the earlier of the Closing or the termination of this Subscription Agreement in accordance with its terms, none of Subscriber or any person or entity acting on behalf of Subscriber or pursuant to any understanding with Subscriber will engage in any Short Sales with respect to securities of the Company prior to the Closing. For purposes of this Section 5, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, (i) nothing herein shall prohibit other entities under common management with Subscriber that have no knowledge of this Subscription Agreement or of Subscriber’s participation in the Transaction (including Subscriber’s controlled affiliates and/or affiliates) from entering into any Short Sales and (ii) in the case of a Subscriber that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Subscriber’s assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Subscriber’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Acquired Shares covered by this Subscription Agreement. The Company represents and warrants to the Subscriber that the Other Subscriber is bound by an agreement pursuant to the Other Subscription Agreement that is substantially identical to this Section 5.

6. Registration Rights. Prior to the Closing, the Company shall amend that certain Registration Rights Agreement to be entered into at the closing of the Transaction by the Company and the other parties thereto, substantially in the form attached hereto as Exhibit B, to add Subscriber as party to the Registration Rights Agreement for the purpose of providing Subscriber with the resale shelf registration, demand, underwritten takedown and piggyback rights set forth on Annex A with respect to Subscriber’s Registrable Securities (as defined in Annex A).

7. Information Rights. From and after the closing of the Transaction and for so long as Subscriber holds Equity Securities (as such term is defined in that certain Stockholders Agreement attached as Exhibit D to the Merger Agreement to be entered into at the closing of the Transaction (the “Stockholders Agreement”)) of the Company, and if requested by Subscriber, the Company shall deliver or cause to be delivered to Subscriber (i) the information regarding the financial results and business of the Company described in Section 2.7 (Financial Information) of the Stockholders Agreement as if Subscriber were a party thereto and (ii)(x) the information delivered to the administrative agent and lenders under the Debt Financing Agreements in connection with the Debt Financing (each as defined in the Merger Agreement) (other than ministerial administrative documentation such as borrowing notices and the like) and (y) notice of an Event of Default (as defined in the Certificate of Designations) pursuant to the Certificate of Designations, reasonably promptly after an officer of the Company becoming aware thereof. Section 6.4 (Confidentiality) of the Stockholders Agreement shall apply mutatis mutandis to any information provided to Subscriber pursuant to this Section 7.

8. [Board Observer Seat. From and after the closing of the Transaction and for so long as Subscriber holds Equity Securities of the Company, Subscriber shall have the right to nominate one (1) individual to serve as an observer on the Company’s Board of Directors (the “Observer”). If such nomination right is exercised by the Subscriber, and subject to applicable securities laws, the Observer shall (a) have the right to receive notice of and to attend and participate in meetings of the Board of Directors and (b) have the right to receive information and materials provided to the Board of Directors to the same extent as the directors serving on the Board of Directors at such time (which Subscriber may refuse to receive in its sole discretion); provided, however, that the Company reserves the right to withhold any information and to exclude the Observer from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in a conflict of interest, or if reasonably required to comply with applicable law, as determined by outside counsel to the Company and upon prior notice to Subscriber. The Observer shall have no right to vote on any matter presented to the Board of Directors. Section 6.4 (Confidentiality) of the Stockholders Agreement shall apply mutatis mutandis to any information provided to the Observer pursuant to this Section 8. Subscriber acknowledges that (i) the Observer may receive material non-public information by virtue of his or her access to Company materials and attendance at meetings of the Board of Directors and (ii) Subscriber is aware that the U.S. securities laws may prohibit any person who directly or indirectly has received material, non-public information from an issuer from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.]1

9. Preemptive Rights. From and after the closing of the Transaction and for so long as Subscriber holds Equity Securities of the Company, subject to the terms and conditions of this Section 9 and applicable securities laws, if the Company proposes to offer or sell any new shares of Class A Common Stock, shares of Preferred Stock or any other equity-linked security to any person (such new shares, the “New Securities”), the Company shall offer a pro rata portion of such New Securities to Subscriber in accordance with the following provisions:

(a) The Company shall give written notice (the “Preemptive Right Notice”) to Subscriber at least ten (10) business days in advance of the proposed sale of New Securities, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within five (5) business days after the Preemptive Right Notice is given (the “Preemptive Rights Election Period”), Subscriber may elect in writing (the “Preemptive Rights Exercise Notice”) to purchase or otherwise acquire, at the price and on the terms specified in the Preemptive Right Notice, up to that portion of such New Securities which equals the proportion that the number of shares of Class A Common Stock or shares of Preferred Stock, as applicable, then held by Subscriber bears to the total number of shares of Class A Common Stock or shares of Preferred Stock, as applicable, then issued and outstanding. If, at the termination of the Preemptive Rights Election Period, Subscriber has not exercised its rights under this Section 9 to purchase New Securities, Subscriber shall be deemed to have waived any and all of its rights under this Section 9 with respect to such offering of New Securities.

(c) The Company may, during the ninety (90) day period following the expiration of the Preemptive Rights Election Period, offer and sell the remaining unsubscribed portion of such New Securities to any person or persons. If the Company does not enter into an agreement for the sale of the New Securities within such period, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Subscriber in accordance with this Section 9.

[1]	NTD: To be included as applicable.

(d) The provisions of this Section 9 shall not apply to issuances by the Company or any subsidiary of the Company: (i) to the Company or any of its subsidiaries; (ii) upon the exercise or conversion of any exchangeable, exercisable or convertible securities of the Company or any of its subsidiaries; (iii) to officers, employees, directors, independent contractors or consultants of the Company or its subsidiaries in connection with such person’s employment, independent contractor or consulting arrangements with the Company or its subsidiaries; (iv) in any business combination or acquisition transaction involving the Company or any of its subsidiaries; (v) to financial institutions, commercial lenders, broker/finders, or any similar party, or their respective designees, in connection with the incurrence or guarantee of indebtedness by the Company or any of its subsidiaries; or (vi) in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock, recapitalization or similar transaction approved by the Board of Directors.

10. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earlier to occur of (a) such date and time as the Merger Agreement is validly terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if, on the Closing Date, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated or (d) written notice by either party to the other party to terminate this Subscription Agreement if the transactions contemplated by this Subscription Agreement are not consummated on or prior to the End Date (as defined in the Merger Agreement, and, for the avoidance of doubt, giving effect to the permitted extension thereof as set forth in the Merger Agreement, but without giving effect to any subsequent amendment or waiver of the End Date) and the terminating party’s material breach was not the primary reason the Closing failed to occur by the End Date (the termination events described in clauses (a)-(d), the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof (including for the avoidance of doubt any party’s willful breach of its representations and warranties hereunder) prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall promptly notify Subscriber of the termination of the Merger Agreement promptly after such termination. Upon the occurrence of any Termination Event, any portion of the Purchase Price paid by the Subscriber to Company in connection herewith shall promptly (and in any event within two (2) business days) following the Termination Event be returned to Subscriber.

11. Trust Account Waiver. Subscriber acknowledges that the Company is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets. Subscriber further acknowledges that, as described in the Company’s prospectus relating to its initial public offering dated March 3, 2021 (the “Prospectus”) available at www.sec.gov, substantially all of the Company’s assets consist of the cash proceeds of the

Company’s initial public offering and private placements of its securities, and substantially all of those proceeds have been deposited in a trust account (the “Trust Account”) for the benefit of the Company, its public stockholders and the underwriters of the Company’s initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its tax obligations, if any, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus. For and in consideration of the Company entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, Subscriber, on behalf of itself and its representatives, hereby irrevocably waives any and all right, title and interest, or any claim of any kind they have or may have in the future arising out of this Subscription Agreement, in or to any monies held in the Trust Account, and agrees not to seek recourse against the Trust Account as a result of, or arising out of, this Subscription Agreement. Subscriber acknowledges and agrees that it shall not have any redemption rights with respect to the Acquired Shares (or the Underlying Common Shares) pursuant to the Company’s amended and restated certificate of incorporation in connection with the Transaction, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event Subscriber has any claim against the Company as a result of, or arising out of, this Subscription Agreement, the transactions contemplated hereby or the Acquired Shares (or the Underlying Common Shares), it shall pursue such claim solely against the Company and its assets outside the Trust Account and not against the Trust Account or any monies or other assets in the Trust Account. Notwithstanding anything else in this Section 11 to the contrary, nothing herein shall be deemed to limit Subscriber’s right, title, interest or claim to the Trust Account by virtue of Subscriber’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement, including but not limited to any redemption right with respect to any such securities of the Company. This Section 11 shall survive any termination of the Subscription Agreement.

12. Miscellaneous.

(a) Each party hereto acknowledges that the other party hereto and others will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other party if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of such party set forth herein are no longer accurate in all material respects.

(b) Each of the Company and Subscriber is entitled to rely upon this Subscription Agreement and each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(c) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Acquired Shares acquired hereunder, if any) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned. Subscriber may transfer or assign all or a portion of its rights under this Subscription Agreement to an affiliate, any affiliated entities or to any fund or account managed by the same investment manager as Subscriber, provided that no such assignment shall relieve Subscriber of its obligations hereunder, and provided, further, that Subscriber shall provide notice to the Company upon such transfer. From and after the closing of the Transaction, the Subscriber shall be permitted to sell, pledge or otherwise transfer the Acquired Shares, subject to compliance with applicable securities laws.

(d) All the covenants, agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(e) The Company may request from Subscriber such additional information as the Company may deem reasonably necessary to evaluate the eligibility of Subscriber to acquire the Acquired Shares, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures, and provided that the Company agrees to keep confidential any such information provided by Subscriber other than as necessary to include in any registration statement the Company is required to file hereunder. Subscriber acknowledges and agrees that if it does not provide the Company with such requested information, Subscriber’s Registrable Securities may not be able to be registered for resale. Subscriber acknowledges that a copy of this Subscription Agreement may be filed as exhibit to a periodic report or registration statement.

(f) This Subscription Agreement may not be modified, waived or terminated (except as set forth in Section 10) except by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought. No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties and third-party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g) This Subscription Agreement, together with the Merger Agreement, Certificate of Designations, the Registration Rights Agreement (attached hereto as Exhibit B and as shall be amended as required by Section 6 hereof) and Annex A, constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as otherwise set forth herein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, their respective successor and assigns.

(h) Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i) If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect. The parties hereto shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

(j) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person (including, without limitation, the Placement Agents, the Company or the Target) other than the statements, representations and warranties of the Company contained in this Subscription Agreement in making its investment or decision to invest in the Company. On behalf of itself and its affiliates, Subscriber releases each Placement Agent in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.

(m) The parties hereto acknowledge and agree that each Placement Agent is a third-party beneficiary of Section 12(l) and the representations and warranties of the parties contained in this Subscription Agreement.

(n) All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Subscription Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered by FedEx or other nationally recognized overnight delivery service or (iii) when sent by email, unless the sender of such electronic mail receives a non-delivery message (but not other automated replies, such as an out-of-office notification). Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(i)	if to Subscriber, to such address or addresses set forth on the signature page hereto;

(ii)	if to the Company, to:

M3-Brigade Acquisition II Corp.

1700 Broadway, 19th Floor

New York, NY 10019

Attention: Mohsin Y. Meghji; Charles Garner

Email:    mmeghji@m3-partners.com; cgarner@m3-partners.com

with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, NY 10019

Attention: John L. Robinson

Email: JLRobinson@wlrk.com

(o) THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRE THE APPLICATION OF THE LAW OF ANY OTHER STATE. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS SUBSCRIPTION AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, each of the Company and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

M3-BRIGADE ACQUISITION II CORP.

By:
Name:
Title:

Date: August 16, 2021

[Company Signature Page to Subscription Agreement]

SUBSCRIBER:

Signature of Subscriber:	Signature of Joint Subscriber, if applicable:

By:	By:
Name:	Name:
Title:	Title:

Date: August 16, 2021

Name of Subscriber:	Name of Joint Subscriber, if applicable:

(Please print. Please indicate name and capacity of person signing above)	(Please Print. Please indicate name and capacity of person signing above)

Name in which shares are to be registered (if different):

Email Address:

If there are joint investors, please check one:

☐ Joint Tenants with Rights of Survivorship

☐ Tenants-in-Common

☐ Community Property

State/Country of Subscriber’s Formation or Domicile:	State/Country of Joint Subscriber’s Formation or Domicile:
Subscriber’s EIN:	Joint Subscriber’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:

Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Aggregate Number of Acquired Common Shares subscribed for:

Aggregate Common Purchase Price: $	Common Price Per Share: $10.00

Aggregate Number of Acquired Preferred Shares subscribed for:

[Company Signature Page to Subscription Agreement]

Aggregate Preferred Purchase Price: $	Preferred Price Per Share: $970.00

Aggregate Purchase Price: $

You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice.

[Company Signature Page to Subscription Agreement]

SCHEDULE A

ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER

This Schedule must be completed by Subscriber and forms a part of the Subscription Agreement to which it is attached. Capitalized terms used and not otherwise defined in this Schedule have the meanings given to them in the Subscription Agreement. Subscriber must check the applicable box in either Part A or Part B below and the applicable box in Part C below.

A. QUALIFIED INSTITUTIONAL BUYER STATUS

(Please check the applicable subparagraphs):

☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act (a “QIB”)).

☐	We are subscribing for the Acquired Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.

***OR***

B. ACCREDITED INVESTOR STATUS

(Please check the applicable subparagraphs):

☐

We are an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act), and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

☐	We are not a natural person.

***AND***

C. AFFILIATE STATUS

(Please check the applicable box)

SUBSCRIBER:

☐	is:

☐	is not:

an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.

SCHEDULE A-1

This page should be completed by Subscriber

and constitutes a part of the Subscription Agreement.

Rule 501(a), in relevant part, states that an institutional “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;

☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;

☐

A “family office” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act with assets under management in excess of $50,000,000 that is not formed for the specific purpose of acquiring the securities offered and whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment; or

☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

Schedule A-2

Exhibit A

Certificate of Designations

Exhibit B

Registration Rights Agreement

Annex A

Resale Shelf Registration

The Company agrees that, within thirty (30) calendar days after the consummation of the Transaction (the “Filing Deadline”), the Company will file with the SEC (at the Company’s sole cost and expense) a registration statement to register under and in accordance with the provisions of the Securities Act, the resale of all Registrable Securities (as defined below) on Form S-3 (which shall be filed pursuant to Rule 415 under the Securities Act as a secondary-only registration statement), if the Company is then eligible for such short form, or any similar or successor short form registration or, if the Company is not then eligible for such short form registration, on Form S-1 or any similar or successor long form registration (the “Registration Statement”). The Company will provide a draft of the Registration Statement to Subscriber for review at least three (3) business days in advance of filing the Registration Statement, and shall advise Subscriber upon the Registration Statement being declared effective by the SEC. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days following the Filing Deadline (or ninety (90) calendar days after the Filing Deadline if the SEC notifies the Company that it will “review” the Registration Statement) and (ii) the 10th business day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further comments from the SEC (such earlier date, the “Effectiveness Deadline”); provided, however, that if the SEC is closed for operations due to a governmental shutdown, the Effectiveness Deadline shall be extended by the same amount of days that the SEC remains closed for operations.

“Registrable Securities” shall mean for purposes of this Subscription Agreement, as of any date of determination, the Acquired Common Shares and the Underlying Common Shares (collectively, the “Registrable Acquired Shares”) and any other equity security of the Company issued or issuable with respect to the Registrable Acquired Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise, provided that, as to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities (i) when they are sold, transferred, disposed or exchanged pursuant to an effective Registration Statement under the Securities Act, (ii) the earliest of such time that such holder has disposed such securities pursuant to Rule 144 under the Securities Act (“Rule 144”), (iii) when they shall have ceased to be outstanding or (iv) when such securities have been sold in a private transaction in which the transferor’s rights are not assigned to the transferee of such securities.

Long-form Demands

During such times when no shelf registration statement (“Shelf”) shall be effective, the Subscriber may demand that the Company file a Registration Statement on Form S-1 for the purpose of conducting an underwritten offering of any or all of the Subscriber’s Registrable Securities (a “Long-form Demand”). The Subscriber may demand two (2) Long-form Demands, subject to minimum thresholds, other customary restrictions and cutback provisions, and applicable procedures set forth in the Registration Rights Agreement.

Underwritten Shelf Takedowns

At any time and from time to time when an effective Shelf is on file with the SEC by the Company, the Subscriber may request to sell all or any portion of its Registrable Securities in an underwritten offering or other coordinated offering that is registered pursuant to the Shelf (including a block trade) (an “Underwritten Shelf Takedown”), subject to minimum thresholds, other customary restrictions and cutback provisions, and applicable procedures set forth in the Registration Rights Agreement. The Subscriber may demand an unlimited number of Underwritten Shelf Takedowns.

Piggyback Rights

Subscriber shall be entitled to customary piggyback rights with respect to registrations of common stock by the Company for its own account or registrations by other holders of common stock subject to customary exceptions, customary cutback provisions and other customary restrictions and applicable procedures set forth in the Registration Rights Agreement.